Exhibit 99.1
Investor Contact: Kevin Crum
Graphic Packaging Holding Company
770-644-3071
Media: Cathy Worthy
Graphic Packaging International, Inc.
770-644-3515
Graphic Packaging Holding Company Reports Fourth Quarter and Full Year 2009 Results
Financial Highlights
•	Q4 earnings per share were $0.09 versus a loss of $(0.17) in the prior year period.
•	Q4 Adjusted EBITDA was $123.7 million, 18.4% higher than the prior year period.
•	Excluding alternative fuel tax credits, full year 2009 operating cash flow was $368.1 million, representing an increase of $183.9 million over the prior year.
•	Net debt reduced by $143.7 million in Q4, resulting in full year 2009 net debt reduction of $363.3 million.
MARIETTA, GA, February 23, 2010. Graphic Packaging Holding Company (NYSE: GPK), a leading provider of packaging solutions to food, beverage and other consumer products companies, today reported Net Income for fourth quarter 2009 of $31.8 million, or $0.09 per share based upon 346.5 million weighted average diluted shares. This compares to a fourth quarter 2008 Net Loss of $(57.7) million, or $(0.17) per share based upon 342.6 million weighted average shares. Adjusted Net Income for the quarter, which excludes $44.0 million in alternative fuel tax credits (net of expenses related to fuel tax credits), $10.7 million of asset impairment charges and $10.1 million of charges associated with the combination with Altivity Packaging, LLC (“Altivity”), was $8.6 million, or $0.02 per share. This compares to a fourth quarter 2008 Adjusted Net Loss of $(38.9) million, or $(0.11) per share.
For the full year 2009, Net Income was $56.4 million, or $0.16 per share, based on 344.6 million weighted average diluted shares. This compares to a 2008 Net Loss of $(99.7) million or $(0.32)

per share based on 315.8 million weighted average shares. Excluding charges associated with the combination with Altivity, asset impairment charges, loss on early extinguishment of debt and alternative fuel tax credits (net of expenses related to fuel tax credits), full year 2009 Adjusted Net Income was $10.4 million or $0.03 per share compared to a full year 2008 Adjusted Net Loss of $(42.1) million or $(0.13) per share.
“Given the global economic headwinds faced in 2009, I’m pleased with our results and direction,” said CEO David Scheible. “Although volumes declined slightly in 2009, we were able to deliver over 190 basis points of Adjusted EBITDA margin improvement from our successful integration activities and ongoing cost reduction initiatives. Our first full year as a combined company with Altivity has been extremely successful both financially and operationally.”
“Our focus on operating performance and working capital reduction in 2009 helped generate record operating cash flows and a reduction in net debt of approximately $363 million, representing a decrease in our net leverage ratio from 6.3 times EBITDA to 4.8 times EBITDA. Since closing the combination with Altivity in March of 2008, we have reduced net debt by over $482 million. Going forward, we remain committed to further deleveraging the balance sheet and improving our margins and credit profile.”
Net Sales
Net sales decreased 6.6% to $978.6 million during fourth quarter 2009, compared to fourth quarter 2008 net sales of $1,047.7 million. On a segment basis, Paperboard Packaging sales, which comprised approximately 83.5% of total fourth quarter net sales, declined 3.2% compared to the fourth quarter of 2008. The moderate decline reflects the relative recession-resistant nature of the food and beverage packaging end markets. Sales in the Multi-wall Bag and Specialty segments declined 20.6% compared to the fourth quarter of 2008. This decline was primarily the result of continued weakness in construction and industrial end use markets. Full year 2009 net sales were $4,095.8 million, or 0.4% higher than 2008 net sales of $4,079.4 million.

When comparing against the prior year quarter, net sales in the fourth quarter of 2009 were negatively impacted by $62 million related to volume and mix and $14 million due to lower pricing. Favorable foreign currency exchange rates benefitted net sales by $7 million.
Attached is supplemental data showing quarterly 2009 net sales and net tons sold by each of the Company’s business segments: Paperboard Packaging, Multi-wall Bag and Specialty Packaging. Pro forma net sales and pro forma net tons sold are also shown, each assuming that the combination with Altivity occurred on January 1, 2008 and excluding 2008 results of the Wabash, IN and the Philadelphia, PA paper mills divested in September 2008.
EBITDA
EBITDA for fourth quarter 2009 was $146.9 million. Excluding $44.0 million in alternative fuel tax credits (net of expenses related to fuel tax credits), $10.7 million of asset impairment and shutdown charges and $10.1 million of charges associated with the combination with Altivity, Adjusted EBITDA was $123.7 million. This compares to fourth quarter 2008 EBITDA of $85.7 million and Adjusted EBITDA of $104.5 million. Full year 2009 EBITDA was $602.4 million. Excluding $137.8 million in alternative fuel tax credits (net of expenses related to fuel tax credits), $13.0 million of asset impairment and shutdown charges, a $7.1 million loss on early extinguishment of debt and $71.7 million of charges associated with the combination with Altivity, full year 2009 Adjusted EBITDA was $556.4 million compared to 2008 Adjusted EBITDA of $475.8 million. When comparing against the prior year quarter, Adjusted EBITDA in the fourth quarter of 2009 was positively impacted by:
•	$33 million of improved performance;

•	$4 million of lower input costs primarily related to chemicals, resin and energy; and

•	$3 million due to favorable foreign currency exchange rates.

Fourth quarter 2009 Adjusted EBITDA was negatively impacted by:
•	$14 million due to lower pricing; and
•	$7 million related to volume and mix.
Other Results
At the end of 2009, the Company’s total debt was $2,800.2 million, or $383.6 million lower than debt of $3,183.8 million at the end of 2008. Taking cash and cash equivalents into account, total net debt at the end of the fourth quarter 2009 was $2,650.4 million. This represents a reduction of $363.3 million in net debt since year-end 2008. Including cash and cash equivalents, as of December 31, 2009, the Company had available liquidity of approximately $512.8 million and had not drawn on its $400 million revolving credit facility.
Net cash provided by operating activities was $502.9 million in 2009 compared to $184.2 million in 2008. Full Year 2009 operating cash flow includes $134.8 million of alternative fuel tax credits.
Net interest expense was $38.4 million for fourth quarter 2009, as compared to net interest expense of $58.2 million in fourth quarter 2008. Full year 2009 net interest expense was $196.4 million compared to $215.4 million in 2008.
Fourth quarter 2009 income tax benefit was $5.6 million, primarily due to the release of valuation allowances on certain foreign deferred tax assets. Full year 2009 income tax expense was $24.1 million and was predominately attributable to the noncash expense associated with the amortization of goodwill for tax purposes. The Company has a $1.3 billion net operating loss carry-forward which may be available to offset future taxable income in the United States.

Capital expenditures for fourth quarter 2009 were $33.6 million compared to $56.9 million in the fourth quarter of 2008. For the full year 2009, capital expenditures were $129.9 million compared to $183.3 million in 2008.
Under the terms of its Credit Agreement, the Company must comply with a maximum consolidated secured leverage ratio. As of December 31, 2009, the Company’s ratio was 2.94 to 1.00, in compliance with the required maximum ratio of 4.75 to 1.00. The calculation of this covenant and the Company’s net debt, along with a tabular reconciliation of EBITDA, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Pro Forma Net Sales, Credit Agreement EBITDA and Adjusted Net Income (Loss) is attached to this release.
Earnings Call
The Company will host a conference call at 8:30 am eastern time today (February 23, 2010) to discuss the results of the fourth quarter and full year 2009. To access the conference call, listeners calling from within North America should dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID# 53274877). Listeners may also access the audio webcast at the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com. Replays of the call can be accessed for one week by dialing 800-642-1687.
Forward Looking Statements
Any statements of the Company’s expectations in this press release constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to, the availability of the Company’s net operating loss to offset taxable income in the U.S. and debt prepayments to deleverage the Company, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. These risks and uncertainties include, but are not limited to, the Company’s substantial amount of debt, inflation of and volatility in raw material and energy costs, volatility in the credit and securities markets, cutbacks in consumer spending that could affect demand for the Company’s products or actions taken by our customers in response to the difficult economic environment, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives and cost reduction plans, currency movements and other risks of conducting business internationally, and the impact of regulatory and litigation matters, including the continued availability of the Company’s net operating loss offset to taxable income, and those that impact the Company’s ability to protect and use its intellectual property. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company’s periodic filings with the SEC.
About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE:GPK), headquartered in Marietta, Georgia, is a leading provider of packaging solutions for a wide variety of products to food, beverage and other consumer products companies. The Company is one of the largest producers of folding cartons and holds a leading market position in coated-recycled boxboard and specialty bag packaging. The Company’s customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products, is available on the Company’s web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
In millions, except share and per share amounts	2009	2008

ASSETS
Current Assets:
Cash and Cash Equivalents	$149.8	$170.1
Receivables, Net	382.3	369.6
Inventories, Net	436.5	532.0
Other Current Assets	52.7	56.9

Total Current Assets	1,021.3	1,128.6

Property, Plant and Equipment, Net	1,797.4	1,935.1
Goodwill	1,204.6	1,204.8
Intangible Assets, Net	620.0	664.6
Other Assets	58.5	50.0

Total Assets	$4,701.8	$4,983.1

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$17.6	$18.6
Accounts Payable	350.8	333.4
Other Accrued Liabilities	275.9	333.6

Total Current Liabilities	644.3	685.6

Long-Term Debt	2,782.6	3,165.2
Deferred Income Tax Liabilities	226.9	187.8
Accrued Pension and Postretirement Benefits	284.6	375.8
Other Noncurrent Liabilities	34.6	43.5

Total Liabilities	3,973.0	4,457.9

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 343,245,250 and 342,522,470 shares issued and outstanding at December 31, 2009 and 2008, respectively	3.4	3.4
Capital in Excess of Par Value	1,958.2	1,955.4
Accumulated Deficit	(1,019.0)	(1,075.4)
Accumulated Other Comprehensive Loss	(213.8)	(358.2)

Total Shareholders’ Equity	728.8	525.2

Total Liabilities and Shareholders’ Equity	$4,701.8	$4,983.1

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions, except per share amounts	2009	2008	2009	2008

Net Sales	$978.6	$1,047.7	$4,095.8	$4,079.4
Cost of Sales	864.8	936.0	3,567.2	3,587.1
Selling, General and Administrative	73.3	80.2	305.3	298.9
Research, Development and Engineering	1.9	2.0	7.2	8.0
Other (Income) Expense, Net	(2.3)	0.7	(13.5)	2.3
Restructuring and Other Special (Credits) Charges	(23.2)	18.8	(53.1)	33.2

Income from Operations	64.1	10.0	282.7	149.9

Interest Income	0.1	0.3	0.4	1.3
Interest Expense	(38.5)	(58.5)	(196.8)	(216.7)
Loss on Early Extinguishment of Debt	—	—	(7.1)	—

Income (Loss) before Income Taxes and Equity in Net Earnings of Affiliates	25.7	(48.2)	79.2	(65.5)

Income Tax Benefit (Expense)	5.6	(9.4)	(24.1)	(34.4)

Income (Loss) before Equity in Net Earnings of Affiliates	31.3	(57.6)	55.1	(99.9)

Equity in Net Earnings of Affiliates	0.5	(0.1)	1.3	1.1

Income (Loss) from Continuing Operations	31.8	(57.7)	56.4	(98.8)

Loss from Discontinued Operations, Net of Taxes	—	—	—	(0.9)

Net Income (Loss)	$31.8	$(57.7)	$56.4	$(99.7)

Income (Loss) Per Share — Basic
Continuing Operations	$0.09	$(0.17)	$0.16	$(0.31)
Discontinued Operations	—	—	—	(0.00)
Total	$0.09	$(0.17)	$0.16	$(0.32)

Income (Loss) Per Share — Diluted
Continuing Operations	$0.09	$(0.17)	$0.16	$(0.31)
Discontinued Operations	—	—	—	(0.00)
Total	$0.09	$(0.17)	$0.16	$(0.32)

Weighted Average Number of Shares Outstanding — Basic	343.4	342.6	343.1	315.8
Weighted Average Number of Shares Outstanding — Diluted	346.5	342.6	344.6	315.8

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	December 31,
In millions	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$56.4	$(99.7)
Noncash Items Included in Net Income (Loss):
Depreciation and Amortization	305.4	264.3
Amortization of Deferred Debt Issuance Costs	8.5	7.9
Deferred Income Taxes	19.6	28.0
Amount of Postemployment Expense Greater (Less) Than Funding	4.7	(38.4)
Inventory Step Up Related to Altivity	—	24.4
Impairment Charges/Asset Write-offs	17.6	14.9
Other, Net	(7.4)	1.8
Changes in Operating Assets & Liabilities	98.1	(19.0)

Net Cash Provided by Operating Activities	502.9	184.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(129.9)	(183.3)
Acquisition Costs Related to Altivity	—	(30.3)
Cash Acquired Related to Altivity	—	60.2
Proceeds from Sale of Assets, Net of Selling Costs	9.8	20.3
Other, Net	(4.0)	(10.7)

Net Cash Used in Investing Activities	(124.1)	(143.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance of Debt	423.8	1,200.0
Payments on Debt	(664.5)	(1,195.9)
Borrowings under Revolving Credit Facilities	105.9	985.8
Payments on Revolving Credit Facilities	(249.1)	(853.4)
Debt Issuance Costs and Early Tender Premiums	(16.1)	(16.3)
Other, Net	0.8	(0.4)

Net Cash (Used in) Provided by Financing Activities	(399.2)	119.8

Effect of Exchange Rate Changes on Cash	0.1	0.6

Net (Decrease) Increase in Cash and Cash Equivalents	(20.3)	160.8
Cash and Cash Equivalents at Beginning of Period	170.1	9.3

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$149.8	$170.1

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
The table below sets forth the Company’s earnings before interest expense, income tax expense, equity in the net earnings of the Company’s affiliates, depreciation and amortization (“EBITDA”), Adjusted EBITDA, and Adjusted Net Loss. Adjusted EBITDA and Adjusted Net Loss exclude charges associated with the Company’s combination with Altivity Packaging, LLC and other Restructuring and Other Special (Credits) Charges. The Company’s management believes that the presentation of EBITDA, Adjusted EBITDA and Adjusted Net Loss provides useful information to investors because these measures are regularly used by management in assessing the Company’s performance. EBITDA, Adjusted EBITDA and Adjusted Net Loss are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.
EBITDA, Adjusted EBITDA and Adjusted Net Loss should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA and Adjusted Net Loss may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions	2009	2008	2009	2008

Net Income (Loss)	$31.8	$(57.7)	$56.4	$(99.7)
Add (Subtract):
Income Tax (Benefit) Expense	(5.6)	9.4	24.1	34.4
Equity in Net Earnings of Affiliates	(0.5)	0.1	(1.3)	(1.1)
Interest Expense, Net	38.4	58.2	196.4	215.4
Depreciation and Amortization	82.8	75.7	326.8	269.2

EBITDA	146.9	85.7	602.4	418.2
Charges Associated with Combination with Altivity	10.1	3.3	71.7	17.7
Inventory Step Up Related to Altivity	—	—	—	24.4
Loss on Early Extinguishment of Debt	—	—	7.1	—
Alternative Fuel Tax Credits Net of Expenses	(44.0)	—	(137.8)	—
Asset Impairment and Shutdown Charges	10.7	15.5	13.0	15.5

Adjusted EBITDA	$123.7	$104.5	$556.4	$475.8

Net Income (Loss)	$31.8	$(57.7)	$56.4	$(99.7)
Charges Associated with Combination with Altivity	10.1	3.3	71.7	17.7
Inventory Step Up Related to Altivity	—	—	—	24.4
Loss on Early Extinguishment of Debt	—	—	7.1	—
Alternative Fuel Tax Credits Net of Expenses	(44.0)	—	(137.8)	—
Asset Impairment and Shutdown Charges	10.7	15.5	13.0	15.5

Adjusted Net Income (Loss)	$8.6	$(38.9)	$10.4	$(42.1)

Per Share — Basic and Diluted
Net Income (Loss)	$0.09	$(0.17)	$0.16	$(0.32)
Charges Associated with Combination with Altivity	0.03	0.01	0.21	0.06
Inventory Step Up Related to Altivity	—	—	—	0.08
Loss on Early Extinguishment of Debt	—	—	0.02	—
Alternative Fuel Tax Credits Net of Expenses	(0.13)	—	(0.40)	—
Asset Impairment and Shutdown Charges	0.03	0.05	0.04	0.05

Adjusted Net Income (Loss) Per Share *	$0.02	$(0.11)	$0.03	$(0.13)

*	May not foot due to rounding

	December 31,	September 30,	December 31,	March 31,
Calculation of Net Debt:	2009	2009	2008	2008

Short-Term Debt and Current Portion of Long-Term Debt	$17.6	$29.2	$18.6	$20.3
Long-Term Debt	2,782.6	3,009.6	3,165.2	3,134.4
Less:
Cash and Cash Equivalents	(149.8)	(244.7)	(170.1)	(21.9)

Total Net Debt	$2,650.4	$2,794.1	$3,013.7	$3,132.8

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures (continued)
Pro Forma Results
The following pro forma results for the three months and twelve months ended December 31, 2008, respectively, give effect to Graphic Packaging Corporation’s combination with Altivity Packaging, LLC as if it had occurred on January 1, 2008 and exclude the 2008 results for the two coated-recycled board mills divested in September 2008. The Company’s management believes that the pro forma presentation provides useful information to investors in light of the Company’s combination with Altivity Packaging, LLC. The pro forma information is not necessarily indicative of what the combined companies’ results of operations actually would have been if the transaction had been completed on the date indicated.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions	2009	2008	2009	2008

Net Sales	$978.6	$1,047.7	$4,095.8	$4,079.4
Altivity Net Sales	—	—	—	335.6

Pro Forma Net Sales	$978.6	$1,047.7	$4,095.8	$4,415.0

Pro Forma Net Income (Loss)	$31.8	$(57.7)	$56.4	$(124.2)
Add (Subtract):
Income Tax (Benefit) Expense	(5.6)	9.4	24.1	35.1
Equity in Net Earnings of Affiliates	(0.5)	0.1	(1.3)	(1.1)
Interest Expense, Net	38.4	58.2	196.4	246.9
Depreciation and Amortization	82.8	75.7	326.8	287.7

Pro Forma EBITDA	146.9	85.7	602.4	444.4
Charges Associated with Combination with Altivity	10.1	3.3	71.7	17.7
Inventory Step Up Related to Altivity	—	—	—	24.4
Loss on Early Extinguishment of Debt	—	—	7.1	—
Alternative Fuel Tax Credits Net of Expenses	(44.0)	—	(137.8)	—
Asset Impairment and Shutdown Charges	10.7	15.5	13.0	15.5

Pro Forma Adjusted EBITDA	$123.7	$104.5	$556.4	$502.0

Pro Forma Net Income (Loss)	$31.8	$(57.7)	$56.4	$(124.2)
Charges Associated with Combination with Altivity	10.1	3.3	71.7	17.7
Inventory Step Up Related to Altivity	—	—	—	24.4
Loss on Early Extinguishment of Debt	—	—	7.1	—
Alternative Fuel Tax Credits Net of Expenses	(44.0)	—	(137.8)	—
Asset Impairment and Shutdown Charges	10.7	15.5	13.0	15.5

Pro Forma Adjusted Net Income (Loss)	$8.6	$(38.9)	$10.4	$(66.6)

Per Share — Basic and Diluted
Pro Forma Net Income (Loss)	$0.09	$(0.17)	$0.16	$(0.36)
Charges Associated with Combination with Altivity	0.03	0.01	0.21	0.05
Inventory Step Up Related to Altivity	—	—	—	0.07
Loss on Early Extinguishment of Debt	—	—	0.02	—
Alternative Fuel Tax Credits Net of Expenses	(0.13)	—	(0.40)	—
Asset Impairment and Shutdown Charges	0.03	0.05	0.04	0.05

Pro Forma Adjusted Net Income (Loss) Per Share	$0.02	$(0.11)	$0.03	$(0.19)

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)
The Credit Agreement dated May 15, 2007, as amended (“the Credit Agreement”) and the indentures governing the Company’s 9.5% Senior Notes due 2017 and 9.5% Senior Subordinated Notes due 2013 (“the Notes”) limit the Company’s ability to incur additional indebtedness. Additional covenants contained in the Credit Agreement and the indentures governing the Notes, among other things, restrict the ability of the Company to dispose of assets, incur guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make equity or debt investments, make acquisitions, modify terms of the indentures under which the Notes are issued, engage in mergers or consolidations, change the business conducted by the Company and its subsidiaries, and engage in certain transactions with affiliates. Such restrictions, together with the highly leveraged nature of the Company and recent disruptions in the credit markets, could limit the Company’s ability to respond to changing market conditions, fund its capital spending program, provide for unexpected capital investments or take advantage of business opportunities.
Under the terms of the Credit Agreement, the Company must comply with a maximum consolidated secured leverage ratio, which is defined as the ratio of: (a) total long-term and short-term indebtedness of the Company and its consolidated subsidiaries as determined in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), plus the aggregate cash proceeds received by the Company and its subsidiaries from any receivables or other securitization but excluding therefrom (i) all unsecured indebtedness, (ii) all subordinated indebtedness permitted to be incurred under the Credit Agreement, and (iii) all secured indebtedness of foreign subsidiaries to (b) Adjusted EBITDA, which we refer to as Credit Agreement EBITDA(1). Pursuant to this financial covenant, the Company must maintain a maximum consolidated secured leverage ratio of less than the following:

Maximum Consolidated
Secured Leverage Ratio(1)

October 1, 2008 — September 30, 2009	5.00 to 1.00
October 1, 2009 and thereafter	4.75 to 1.00

Note:
(1)	Credit Agreement EBITDA is defined in the Credit Agreement as consolidated net income before consolidated net interest expense, non-cash expenses and charges, total income tax expense, depreciation expense, expense associated with amortization of intangibles and other assets, non-cash provisions for reserves for discontinued operations, extraordinary, unusual or non-recurring gains or losses or charges or credits, gain or loss associated with sale or write-down of assets not in the ordinary course of business, any income or loss accounted for by the equity method of accounting, and projected run rate cost savings, prior to or within a twelve month period.
At December 31, 2009, the Company was in compliance with the financial covenant in the Credit Agreement and the ratio was as follows:
Consolidated Secured Leverage Ratio — 2.94 to 1.00
The Company’s management believes that presentation of the consolidated secured leverage ratio and Credit Agreement EBITDA herein provides useful information to investors because borrowings under the Credit Agreement are a key source of the Company’s liquidity, and the Company’s ability to borrow under the Credit Agreement is dependent on, among other things, its compliance with the financial ratio covenant. Any failure by the Company to comply with this financial covenant could result in an event of default, absent a waiver or amendment from the lenders under such agreement, in which case the lenders may be entitled to declare all amounts owed to be due and payable immediately.
Credit Agreement EBITDA is a financial measure not calculated in accordance with U.S. GAAP, and is not a measure of net income, operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Credit Agreement EBITDA should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for or superior to U.S. GAAP results. In addition, Credit

Agreement EBITDA may not be comparable to EBITDA or similarly titled measures utilized by other companies because other companies may not calculate Credit Agreement EBITDA in the same manner as the Company does.
The calculations of the components of the maximum consolidated secured leverage ratio for and as of the period ended December 31, 2009 are listed below:

Twelve Months Ended
In millions	December 31, 2009

Net Income	$56.4
Income Tax Expense	24.1
Interest Expense, Net	196.4
Depreciation and Amortization	305.4
Dividends Received, Net of Earnings of Equity Affiliates	0.1
Non-Cash Provisions for Reserves for Discontinued Operations	—
Other Non-Cash Charges	56.5
Merger Related Expenses	50.8
Losses Associated with Sale/Write-Down of Assets	39.1
Other Non-Recurring/Extraordinary/Unusual Items	(127.5)
Projected Run Rate Cost Savings (a)	60.1

Credit Agreement EBITDA	$661.4

As of
In millions	December 31, 2009

Short-Term Debt	$17.6
Long-Term Debt	2,782.6

Total Debt	$2,800.2
Less Adjustments(b)	857.0

Consolidated Secured Indebtedness	$1,943.2

Notes:
(a)	As defined by the Credit Agreement, this represents projected cost savings expected by the Company to be realized as a result of specific actions taken or expected to be taken prior to or within twelve months of the period in which Credit Agreement EBITDA is to be calculated, net of the amount of actual benefits realized or expected to be realized from such actions.

The terms of the Credit Agreement limit the amount of projected run rate cost savings that may be used in calculating Credit Agreement EBITDA by stipulating that such amount may not exceed the lesser of (i) ten percent of EBITDA as defined in the Credit Agreement for the last twelve-month period (before giving effect to projected run rate cost savings) or (ii) $100 million. As a result, in calculating Credit Agreement EBITDA above, the Company used projected run rate cost savings of $60.1 million, or ten percent of EBITDA, as calculated in accordance with the Credit Agreement, which amount is lower than total projected cost savings identified by the Company, net of actual benefits realized for the twelve month period ended December 31, 2009. Projected run rate cost savings were calculated by the Company solely for its use in calculating Credit Agreement EBITDA for purposes of determining compliance with the maximum consolidated secured leverage ratio contained in the Credit Agreement and should not be used for any other purpose.

(b)	Represents consolidated indebtedness/securitization that is either (i) unsecured, or (ii) all subordinated indebtedness permitted to be incurred under the Credit Agreement, or secured indebtedness permitted to be incurred by the Company’s foreign subsidiaries per the Credit Agreement.
If inflationary pressures on key inputs resume, or depressed selling prices, lower sales volumes, increased operating costs or other factors have a negative impact on the Company’s ability to increase its profitability, the Company may not be able to maintain its compliance with the financial covenant in its Credit Agreement. The Company’s ability to comply in future periods with the financial covenant in the Credit Agreement will depend on its ongoing financial and operating performance, which in turn will be subject to economic conditions and to financial, business and other factors, many of which are beyond the Company’s control, and will be substantially dependent on the selling prices for the Company’s products, raw material and energy costs, and the Company’s ability to successfully implement its overall business strategies and meet its profitability objective. If a violation of the financial covenant or any of the other covenants occurred, the Company would attempt to obtain a waiver or an amendment from its lenders, although no assurance can be given that the Company would be successful in this regard. The Credit Agreement and the indentures governing the Notes have certain cross-default or cross-acceleration provisions; failure to comply with these covenants in any agreement could result in a violation of such agreement which could, in turn, lead to violations of other agreements pursuant to such cross-default or cross-acceleration provisions. If an event of default occurs, the lenders are entitled to declare all amounts owed to be due and payable immediately. The Credit Agreement is collateralized by substantially all of the Company’s domestic assets.

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,

2009
Net Tons Sold (000’s):

Paperboard Packaging	617.1	648.3	655.9	614.8
Multi-wall Bag	60.3	60.0	63.3	60.4
Specialty Packaging (1)	5.2	4.8	6.1	4.8

Total	682.6	713.1	725.3	680.0

Net Sales ($ Millions):

Paperboard Packaging	$840.4	$879.3	$886.2	$817.6
Multi-wall Bag	124.8	115.3	117.5	114.0
Specialty Packaging	54.0	49.2	50.5	47.0

Total	$1,019.2	$1,043.8	$1,054.2	$978.6

2008
Net Tons Sold (000’s):

Paperboard Packaging	535.7	705.5	748.4	640.0
Multi-wall Bag	27.8	75.2	75.3	67.3
Specialty Packaging (1)	1.6	7.4	7.5	5.7

Total	565.1	788.1	831.2	713.0

Net Sales ($ Millions):

Paperboard Packaging	$657.1	$928.5	$946.9	$844.9
Multi-wall Bag	50.0	143.5	145.3	139.3
Specialty Packaging	17.2	69.7	73.5	63.5

Total	$724.3	$1,141.7	$1,165.7	$1,047.7

(1)	Tonnage is not applicable to the majority of the Specialty Packaging segment due to the nature of products sold (e.g. inks, labels, etc.)

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data (continued)
Pro Forma Results
The following pro forma results for the three months and twelve months ended December 31, 2008, respectively, give effect to Graphic Packaging Corporation’s combination with Altivity Packaging, LLC as if it had occurred on January 1, 2008 and exclude the 2008 results for the two coated-recycled board mills divested in September 2008. The Company’s management believes that the pro forma presentation provides useful information to investors in light of the Company’s recent combination with Altivity Packaging, LLC. The pro forma information is not necessarily indicative of what the combined companies’ results of operations actually would have been if the transaction had been completed on the date indicated.

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,

2009
Net Tons Sold (000’s):

Paperboard Packaging	617.1	648.3	655.9	614.8
Multi-wall Bag	60.3	60.0	63.3	60.4
Specialty Packaging (1)	5.2	4.8	6.1	4.8

Total	682.6	713.1	725.3	680.0

Net Sales ($ Millions):

Paperboard Packaging	$840.4	$879.3	$886.2	$817.6
Multi-wall Bag	124.8	115.3	117.5	114.0
Specialty Packaging	54.0	49.2	50.5	47.0

Total	$1,019.2	$1,043.8	$1,054.2	$978.6

2008
Net Tons Sold (000’s):

Paperboard Packaging	690.0	672.9	715.0	640.0
Multi-wall Bag	73.3	75.2	75.3	67.3
Specialty Packaging (1)	7.1	7.4	7.5	5.7

Total	770.4	755.5	797.8	713.0

Net Sales ($ Millions):

Paperboard Packaging	$882.1	$910.3	$928.4	$844.9
Multi-wall Bag	144.2	143.5	145.3	139.3
Specialty Packaging	70.3	69.7	73.5	63.5

Total	$1,096.6	$1,123.5	$1,147.2	$1,047.7

(1)	Tonnage is not applicable to the majority of the Specialty Packaging segment due to the nature of products sold (e.g. inks, labels, etc.)